UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 10, 2012

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant's telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the reduction in outstanding shares of Jamba, Inc. (the “Company”) Series B-1 Convertible Preferred Stock held by Mistral Equity Partners (“Mistral”), Beth L. Bronner resigned as a member of the Company’s Board of Directors and as a member of the Nominating and Corporate Governance Committee of the Company’s Board of Directors, effective September 10, 2012.

A press release announcing the change in stock ownership by Mistral and the expected resignation of one of the members of the Board of Directors appointed by Mistral was issued September 6, 2012, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated September 6, 2012, issued by Jamba, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: September 11, 2012	By:	/s/ Karen L. Luey
	Name:	Karen L. Luey
	Title:	Chief Financial Officer, Chief Administrative Officer, Executive Vice President & Secretary